Exhibit 99.2

FOR IMMEDIATE RELEASE

CONTACT

Robert R. Foley

Chief Financial Officer

(212) 297-1000

Or

Heidi Gillette

Director, Investor Relations

(212) 297-1000

GRAMERCY CAPITAL CORP.

2006 ANNUAL INVESTOR CONFERENCE, MONDAY, DECEMBER 4, 2006

***

PRESENTATION TO BEGIN AT 11:00 AM EST;

AVAILABLE VIA WEBCAST AND TELECONFERENCE

New York, NY — November 27, 2006 — Gramercy Capital Corp. (NYSE: GKK), a real estate investment trust, announced today that it will host its 2006 Annual Investor Conference on Monday, December 4, 2006. Management presentations will begin at 11:00 AM EST.

The presentation will be available via teleconference and webcast in listen only mode.  The conference call can be accessed by dialing (866) 356.3377 Domestic or (617) 597.5392 International using passcode 36290894.  The webcast and management’s PowerPoint presentation can be accessed at www.gramercycapitalcorp.com via Gramercy’s Investor Relations page.

For more information about this event, please email GKK2006@gramercycapitalcorp.com.

About Gramercy Capital Corp.

Gramercy Capital Corp. is a national commercial real estate specialty finance company that specializes in the direct origination and acquisition of first mortgage loans, subordinate mortgage participations, mezzanine loans, preferred equity, and net lease investments involving commercial properties throughout the United States. Gramercy is externally-managed by GKK Manager LLC, which is a majority-owned subsidiary of SL Green Realty Corp. (NYSE: SLG). Gramercy is headquartered in New York City and has a regional investment office in Los Angeles, California.